EXHIBIT 10.5


                                  AMENDMENT
                                      TO
                           STOCK PURCHASE AGREEMENT


         This Amendment is being executed and delivered by Carrington Laboratories, Inc., a Texas corporation (the "Company"), for the purpose of amending that certain Stock Purchase Agreement (herein so called) between the Company and the Buyer whose name is set forth on the signature page hereof, relating to the sale by the Company to the Buyer of shares of the Company's Series E Convertible Preferred Stock (the "Preferred Stock").

         WHEREAS, on October 11, 1996, the Company filed with the Secretary of State of Texas a Statement of Resolution establishing the Preferred Stock (the "Statement of Resolution"); and

         WHEREAS, Section 6(b) of the Statement of Resolution requires the Company, under certain circumstances, to take, at its election, one of three specified actions (the action relating to shareholder approval that is specified in Section 6(b)(i) of the Statement of Resolution is herein called the "Shareholder Approval Action", the action relating to obtaining a waiver of or exception to shareholder approval that is specified in Section 6(b)(ii) of the Statement of Resolution is herein called the "Waiver Action", and the action relating to redemption of the Preferred Stock specified in Section 6(b)(iii) of the Statement of Resolution is herein called the "Redemption Action"); and

         WHEREAS, the Company has agreed to take such actions in a specific order of priority, as set forth herein;

         NOW, THEREFORE, the Company hereby agrees to amend the Stock Purchase Agreement as follows:

         A. Section 4 of the Stock Purchase Agreement is hereby amended to add the following paragraph at the end of such Section:

               g. Subject to the occurrence of the closing hereunder, the Company hereby agrees with Buyer that, at such time as the Company is required to take the Shareholder Approval Action, the Waiver Action or the Redemption Action specified in Section 6(b)(i), (ii) and (iii) of the Statement of Resolution, the Company will elect to take the Redemption Action, unless the Board of Directors of the Company determines, in its reasonable discretion, that taking the Redemption Action will result in a financial hardship on the Company, and if the Board of Directors of the Company determines that taking the Redemption Action will result in such financial hardship, the Company will then use commercially reasonable efforts to obtain the waiver or exception described in the Waiver Action within the time period specified for such action, and, only if the Company determines that it is unable to obtain such waiver or exception within such specified time period, will the Company then elect to take the Shareholder Approval Action.
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         B.    As amended by this Amendment, the Stock Purchase Agreement is in all respects ratified and confirmed, and the Stock Purchase





   Agreement, as so amended, shall be read, taken and construed as one and the same instrument. This Amendment shall become effective as of October 15, 1996.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer, as of October 15, 1996.

                                             CARRINGTON LABORATORIES, INC.



                                             By:__________________________


                                                  Sheri L. Pantermuehl
                                                  Chief Financial Officer


   Name of Buyer:
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